                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       for
                            Tender of all Outstanding
                          12-1/2% Senior Notes Due 2008
                                 in Exchange for
                     12-1/2% Senior Exchange Notes Due 2008
                                       and
                          12-3/4% Senior Notes Due 2010
                                 in Exchange for
                     12-3/4% Senior Exchange Notes Due 2010
                                       and
                     14-3/4% Senior Discount Notes Due 2010
                                 in Exchange for
                 14-3/4% Senior Discount Exchange Notes Due 2010
                                      and
          14-3/4% Senior Subordinated Deferred Interest Notes Due 2007
                                 in Exchange for
                                a Combination of
  12-3/4% Senior Exchange Notes Due 2010 and 14-3/4% Senior Discount Exchange
                                 Notes Due 2010
                                       of
                          Winstar Communications, Inc.


         Registered holders of outstanding (i) 12-1/2% Senior Notes Due 2008 ("2008 Senior Notes"), (ii) 12-3/4% Senior Notes Due 2010 ("2010 Senior Notes") and (iii) 14-3/4% Senior Discount Notes Due 2010 ("Senior Discount Notes") of Winstar Communications, Inc. ("Company") who wish to tender their notes in exchange for a like principal amount of (i) 12-1/2% Senior Exchange Notes Due 2008 ("2008 Senior Exchange Notes"), (ii) 12-3/4% Senior Exchange Notes Due 2010 ("2010 Senior Exchange Notes") and (iii) 14-3/4% Senior Discount Exchange Notes Due 2010 ("Senior Discount Exchange Notes" and, together with the 2008 Senior Exchange Notes and 2010 Senior Exchange Notes, the "Exchange Notes") of the Company, and registered holders of outstanding 14-1/4% Senior Subordinated Deferred Interest Notes Due 2007 ("Deferred Interest Notes", and together with the 2008 Senior Notes, 2010 Senior Notes and Senior Discount Notes, the "Outstanding Notes") who wish to tender their Deferred Interest Notes in exchange for a combination of 2010 Senior Exchange Notes and Senior Discount Exchange Notes*, in each case, whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer-Procedures for tendering" in the prospectus.

-----------------------------
*Holders of Deferred Interest Notes who elect to exchange such notes for 2010 Senior Exchange Notes and Senior Discount Exchange Notes will receive, for each $1,000 principal amount of Deferred Interest Notes, $1,545.91 principal amount of 2010 Senior Exchange Notes and $1,545.91 principal amount at issuance of Senior Discount Exchange Notes.

                  The Exchange Agent for the Exchange Offer is:

                     UNITED STATES TRUST COMPANY OF NEW YORK



By Registered or            By Overnight Courier and          By Hand Delivery to 4:30 p.m.:   By Facsimile:
Certified Mail:             By Hand Delivery after                                             (for eligible institutions only)
                            4:30 p.m. on Expiration Date:

United States Trust         United States Trust               United States Trust               Fax No. (212) 422-0183 or
 Company of New York         Company of New York               Company of New York              (646) 458-8104
P.O. Box 112                30 Broad Street, 14th Floor       30 Broad Street, B-Level
Bowling Green Station       New York, NY 10004-2304           New York, NY 10004-2304           Confirm by telephone:
New York, NY 10274-0112     Attn: Corporate Trust             Attn: Corporate Trust Services    Telephone No. (800) 543-6565
                                  Operations Department



Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal fo Guarantee of Signatures.

Ladies & Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.


         The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts (at maturity in the case of Senior Discount Notes) equa to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.


         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or          Name(s) of Registered Holder(s)
Authorized
Signatory:
          -----------------------------------

---------------------------------------------   ---------------------------------------------

---------------------------------------------   ---------------------------------------------


Principal Amount (at maturity in the case of
Senior Discount Notes) of Outstanding Notes
Tendered:                                       Address:
         ------------------------------------           -------------------------------------

---------------------------------------------
                                                Area Code and Telephone No.:
                                                                            -----------------

Certificate No(s). of Outstanding Notes (if
available):
           ----------------------------------
                                                Date:
---------------------------------------------        ----------------------------------------


         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on the Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):
                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

Capacity:
                ----------------------------------------------------------------

Address(es):
                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------


Do not send Outstanding Notes with this form. Outstanding Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.





                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Outstanding Note on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Outstanding Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

                                                     Authorized Signature
Name of Firm:
             ---------------------------
Address:
        --------------------------------
                                           Name:
----------------------------------------        --------------------------------
Area Code and Telephone No.:               Title:
                            ------------         -------------------------------
                                           Date:
----------------------------------------        --------------------------------